Arizona Corporation Commission
Securities Division
1200 West Washington
Phoenix AZ 85007


December 17, 2002


Mr. Johnny Shannon, President
Desert Health Products, Inc.
8221 East Evans Road
Scottsdale, Arizona 85260

      RE: Desert Health Products, Inc. Sales of Securities Prior to February 10, 2000

Dear Mr. Shannon:

      The Securities Division ("Division") of the Arizona Corporation Commission ("Commission") has concluded its inquiry into securities sales by Desert Health Products, Inc. ("DHPI") prior to February 10, 2000. The Division will take no further action at this time in connection with DHPI's referenced securities sales.

      We appreciate your cooperation during our inquiry, and wish you a happy holiday.


                                                Very truly yours,


                                                /s/ Kathleen Coughenour DeLaRosa
                                                Kathleen Coughenour De La Rosa
                                                Staff Attorney, Enforcement

/kcd
cc: Donald J. Stoecklein, Esq.